EXHIBIT 3

Supplementary Financial Information

Second Quarter 2008

BCE Inc. Investor Relations

Thane Fotopoulos 514-870-4619 thane.fotopoulos@bell.ca

BCE Inc. (1)

Consolidated Operational Data

	Q2	Q2				YTD	YTD
($ millions, except per share amounts) (unaudited)	2008	2007	$ change	% change		2008	2007	$ change	% change
Operating revenues	4,422	4,427	(5)	(0.1%)		8,802	8,801	1	0.0%
Cost of revenue, exclusive of depreciation and amortization	(1,089)	(990)	(99)	(10.0%)		(2,154)	(1,973)	(181)	(9.2%)
Selling, general and administrative expenses (A)	(1,522)	(1,560)	38	2.4%		(3,017)	(3,107)	90	2.9%
Net benefit plans cost	(70)	(98)	28	28.6%		(141)	(200)	59	29.5%
EBITDA (3)	1,741	1,779	(38)	(2.1%)		3,490	3,521	(31)	(0.9%)
EBITDA margin (4)	39.4%	40.2%		(0.8	) pts	39.7%	40.0%		(0.3	) pts
Depreciation	(612)	(650)	38	5.8%		(1,235)	(1,282)	47	3.7%
Amortization of intangible assets	(176)	(155)	(21)	(13.5%)		(371)	(309)	(62)	(20.1%)
Restructuring and other	(71)	(71)	-	0.0%		(354)	(107)	(247)	n.m.
Operating income	882	903	(21)	(2.3%)		1,530	1,823	(293)	(16.1%)
Other income (expense)	3	(21)	24	n.m.		26	112	(86)	(76.8%)
Interest expense	(193)	(220)	27	12.3%		(391)	(435)	44	10.1%
Pre-tax earnings from continuing operations	692	662	30	4.5%		1,165	1,500	(335)	(22.3%)
Income taxes	(193)	(10)	(183)	n.m.		(302)	(223)	(79)	(35.4%)
Non-controlling interest	(88)	(87)	(1)	(1.1%)		(162)	(183)	21	11.5%
Earnings from continuing operations	411	565	(154)	(27.3%)		701	1,094	(393)	(35.9%)
Discontinued operations	(19)	135	(154)	n.m.		(20)	135	(155)	n.m.
Net earnings	392	700	(308)	(44.0%)		681	1,229	(548)	(44.6%)
Dividends on preferred shares	(31)	(33)	2	6.1%		(62)	(63)	1	1.6%
Net earnings applicable to common shares	361	667	(306)	(45.9%)		619	1,166	(547)	(46.9%)
Net earnings per common share - basic
Continuing operations	$0.47	$0.66	$(0.19)	(28.8%)		$0.79	$1.28	$(0.49)	(38.3%)
Discontinued operations	$(0.02)	$0.17	$(0.19)	n.m.		$(0.02)	$0.17	$(0.19)	n.m.
Net earnings	$0.45	$0.83	$(0.38)	(45.8%)		$0.77	$1.45	$(0.68)	(46.9%)
Net earnings per common share - diluted
Continuing operations	$0.47	$0.66	$(0.19)	(28.8%)		$0.79	$1.28	$(0.49)	(38.3%)
Discontinued operations	$(0.02)	$0.17	$(0.19)	n.m.		$(0.02)	$0.17	$(0.19)	n.m.
Net earnings	$0.45	$0.83	$(0.38)	(45.8%)		$0.77	$1.45	$(0.68)	(46.9%)
Dividends per common share	$-	$0.365	$(0.365)	(100.0%)		$0.365	$0.730	$(0.365)	(50.0%)
Average number of common shares outstanding - basic (millions)	805.6	803.2				805.4	804.6
Average number of common shares outstanding - diluted (millions)	807.2	805.5				807.1	805.8

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	4	132	(128)	(97.0%)		2	235	(233)	(99.1%)
Discontinued operations	(20)	135	(155)	n.m.		(20)	136	(156)	n.m.
Restructuring and other	(48)	(45)	(3)	(6.7%)		(245)	(70)	(175)	n.m.
Total	(64)	222	(286)	n.m.		(263)	301	(564)	n.m.
Impact on net earnings per share	$(0.08)	$0.27	$(0.35)	n.m.		$(0.33)	$0.37	$(0.70)	n.m.
EPS before restructuring and other and net gains on investments (3)	$0.53	$0.56	$(0.03)	(5.4%)		$1.10	$1.08	$0.02	1.9%

(A)	Excludes net benefit plans cost
n.m. : not meaningful

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 2

BCE Inc.

Consolidated Operational Data - Historical Trend

	YTD			Total
($ millions, except per share amounts) (unaudited)	2008	Q2 08	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07
Operating revenues	8,802	4,422	4,380	17,822	4,537	4,484	4,427	4,374
Cost of revenue, exclusive of depreciation and amortization	(2,154)	(1,089)	(1,065)	(4,122)	(1,151)	(998)	(990)	(983)
Selling, general and administrative expenses (A)	(3,017)	(1,522)	(1,495)	(6,305)	(1,601)	(1,597)	(1,560)	(1,547)
Net benefit plans cost	(141)	(70)	(71)	(410)	(113)	(97)	(98)	(102)
EBITDA	3,490	1,741	1,749	6,985	1,672	1,792	1,779	1,742
EBITDA margin	39.7%	39.4%	39.9%	39.2%	36.9%	40.0%	40.2%	39.8%
Depreciation	(1,235)	(612)	(623)	(2,547)	(616)	(649)	(650)	(632)
Amortization of intangible assets	(371)	(176)	(195)	(639)	(167)	(163)	(155)	(154)
Restructuring and other	(354)	(71)	(283)	(331)	(146)	(78)	(71)	(36)
Operating income	1,530	882	648	3,468	743	902	903	920
Other income (expense)	26	3	23	2,404	2,298	(6)	(21)	133
Interest expense	(391)	(193)	(198)	(859)	(211)	(213)	(220)	(215)
Pre-tax earnings from continuing operations	1,165	692	473	5,013	2,830	683	662	838
Income taxes	(302)	(193)	(109)	(733)	(356)	(154)	(10)	(213)
Non-controlling interest	(162)	(88)	(74)	(333)	(66)	(84)	(87)	(96)
Earnings from continuing operations	701	411	290	3,947	2,408	445	565	529
Discontinued operations	(20)	(19)	(1)	110	(20)	(5)	135	-
Net earnings	681	392	289	4,057	2,388	440	700	529
Dividends on preferred shares	(62)	(31)	(31)	(131)	(34)	(34)	(33)	(30)
Net earnings applicable to common shares	619	361	258	3,926	2,354	406	667	499
Net earnings per common share - basic
Continuing operations	$0.79	$0.47	$0.32	$4.74	$2.95	$0.51	$0.66	$0.62
Discontinued operations	$(0.02)	$(0.02)	$-	$0.14	$(0.02)	$(0.01)	$0.17	$-
Net earnings	$0.77	$0.45	$0.32	$4.88	$2.93	$0.50	$0.83	$0.62
Net earnings per common share - diluted
Continuing operations	$0.79	$0.47	$0.32	$4.73	$2.94	$0.51	$0.66	$0.62
Discontinued operations	$(0.02)	$(0.02)	$-	$0.14	$(0.02)	$(0.01)	$0.17	$-
Net earnings	$0.77	$0.45	$0.32	$4.87	$2.92	$0.50	$0.83	$0.62
Dividends per common share	$0.365	-	$0.365	$1.460	$0.365	$0.365	$0.365	$0.365
Average number of common shares outstanding - basic (millions)	805.4	805.6	805.3	804.8	805.2	804.9	803.2	806.0
Average number of common shares outstanding - diluted (millions)	807.1	807.2	807.1	806.9	808.0	807.8	805.5	806.6

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	2	4	(2)	2,125	1,883	7	132	103
Discontinued operations	(20)	(20)	-	123	(13)	-	135	1
Restructuring and other	(245)	(48)	(197)	(206)	(93)	(43)	(45)	(25)
Total	(263)	(64)	(199)	2,042	1,777	(36)	222	79
Impact on net earnings per share	$(0.33)	$(0.08)	$(0.25)	$2.54	$2.21	$(0.04)	$0.27	$0.10
EPS before restructuring and other and net gains on investments	$1.10	$0.53	$0.57	$2.34	$0.72	$0.54	$0.56	$0.52

(A)	Excludes net benefit plans cost

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 3

BCE Inc.

Segmented Data (2)

	Q2	Q2				YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2008	2007	$ change	% change		2008	2007	$ change	% change

Revenues
Bell Wireline	2,600	2,641	(41)	(1.6%)		5,229	5,266	(37)	(0.7%)
Bell Wireless	1,121	1,013	108	10.7%		2,162	1,971	191	9.7%
Inter-segment eliminations	(21)	(17)	(4)	(23.5%)		(38)	(32)	(6)	(18.8%)
Total Bell	3,700	3,637	63	1.7%		7,353	7,205	148	2.1%
Bell Aliant	846	826	20	2.4%		1,711	1,677	34	2.0%
Telesat	-	161	(161)	n.m.		-	283	(283)	n.m.
Inter-segment eliminations	(124)	(197)	73	37.1%		(262)	(364)	102	28.0%
Total BCE Inc.	4,422	4,427	(5)	(0.1%)		8,802	8,801	1	0.0%

EBITDA
Bell Wireline	963	1,000	(37)	(3.7%)		1,973	1,978	(5)	(0.3%)
Margin	37.0%	37.9%		(0.9	) pts	37.7%	37.6%		0.1	pts
Bell Wireless	442	399	43	10.8%		852	802	50	6.2%
Margin	39.4%	39.4%		0.0	pt	39.4%	40.7%		(1.3	) pts
Total Bell	1,405	1,399	6	0.4%		2,825	2,780	45	1.6%
Margin	38.0%	38.5%		(0.5	) pts	38.4%	38.6%		(0.2	) pts
Bell Aliant	336	325	11	3.4%		665	641	24	3.7%
Margin	39.7%	39.3%		0.4	pts	38.9%	38.2%		0.7	pts
Telesat	-	93	(93)	n.m.		-	160	(160)	n.m.
Inter-segment eliminations	-	(38)	38	n.m.		-	(60)	60	n.m.
Total BCE Inc.	1,741	1,779	(38)	(2.1%)		3,490	3,521	(31)	(0.9%)
Margin	39.4%	40.2%		(0.8	) pts	39.7%	40.0%		(0.3	) pts

Operating income
Bell Wireline	366	398	(32)	(8.0%)		545	821	(276)	(33.6%)
Bell Wireless	316	288	28	9.7%		609	579	30	5.2%
Total Bell	682	686	(4)	(0.6%)		1,154	1,400	(246)	(17.6%)
Bell Aliant	200	183	17	9.3%		376	360	16	4.4%
Telesat	-	60	(60)	n.m.		-	98	(98)	n.m.
Inter-segment eliminations	-	(26)	26	n.m.		-	(35)	35	n.m.
Total BCE Inc.	882	903	(21)	(2.3%)		1,530	1,823	(293)	(16.1%)

Capital expenditures
Bell Wireline	479	457	(22)	(4.8%)		868	857	(11)	(1.3%)
Capital Intensity (5)	18.4%	17.3%		(1.1	) pts	16.6%	16.3%		(0.3	) pts
Bell Wireless	104	80	(24)	(30.0%)		171	221	50	22.6%
Capital intensity	9.3%	7.9%		(1.4	) pts	7.9%	11.2%		3.3	pts
Total Bell	583	537	(46)	(8.6%)		1,039	1,078	39	3.6%
Capital Intensity	15.8%	14.8%		(1.0	) pt	14.1%	15.0%		0.9	pts
Bell Aliant	127	144	17	11.8%		222	259	37	14.3%
Telesat	-	63	63	n.m.		-	128	128	n.m.
Total BCE Inc.	710	744	34	4.6%		1,261	1,465	204	13.9%
Capital Intensity	16.1%	16.8%		0.7	pts	14.3%	16.6%		2.3	pts

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 4

BCE Inc.

Segmented Data - Historical Trend

	YTD			Total
($ millions, except where otherwise indicated) (unaudited)	2008	Q2 08	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07

Revenues
Bell Wireline	5,229	2,600	2,629	10,607	2,713	2,628	2,641	2,625
Bell Wireless	2,162	1,121	1,041	4,158	1,108	1,079	1,013	958
Inter-segment eliminations	(38)	(21)	(17)	(66)	(18)	(16)	(17)	(15)
Total Bell	7,353	3,700	3,653	14,699	3,803	3,691	3,637	3,568
Bell Aliant	1,711	846	865	3,373	858	838	826	851
Telesat	-	-	-	458	45	130	161	122
Inter-segment eliminations	(262)	(124)	(138)	(708)	(169)	(175)	(197)	(167)
Total BCE Inc.	8,802	4,422	4,380	17,822	4,537	4,484	4,427	4,374

EBITDA
Bell Wireline	1,973	963	1,010	3,866	945	943	1,000	978
Margin	37.7%	37.0%	38.4%	36.4%	34.8%	35.9%	37.9%	37.3%
Bell Wireless	852	442	410	1,640	391	447	399	403
Margin	39.4%	39.4%	39.4%	39.4%	35.3%	41.4%	39.4%	42.1%
Total Bell	2,825	1,405	1,420	5,506	1,336	1,390	1,399	1,381
Margin	38.4%	38.0%	38.9%	37.5%	35.1%	37.7%	38.5%	38.7%
Bell Aliant	665	336	329	1,303	319	343	325	316
Margin	38.9%	39.7%	38.0%	38.6%	37.2%	40.9%	39.3%	37.1%
Telesat	-	-	-	263	23	80	93	67
Inter-segment eliminations	-	-	-	(87)	(6)	(21)	(38)	(22)
Total BCE Inc.	3,490	1,741	1,749	6,985	1,672	1,792	1,779	1,742
Margin	39.7%	39.4%	39.9%	39.2%	36.9%	40.0%	40.2%	39.8%

Operating income
Bell Wireline	545	366	179	1,439	269	349	398	423
Bell Wireless	609	316	293	1,198	283	336	288	291
Total Bell	1,154	682	472	2,637	552	685	686	714
Bell Aliant	376	200	176	718	180	178	183	177
Telesat	-	-	-	157	12	47	60	38
Inter-segment eliminations	-	-	-	(44)	(1)	(8)	(26)	(9)
Total BCE Inc.	1,530	882	648	3,468	743	902	903	920

Capital expenditures
Bell Wireline	868	479	389	1,960	620	483	457	400
Capital Intensity	16.6%	18.4%	14.8%	18.5%	22.9%	18.4%	17.3%	15.2%
Bell Wireless	171	104	67	455	143	91	80	141
Capital intensity	7.9%	9.3%	6.4%	10.9%	12.9%	8.4%	7.9%	14.7%
Total Bell	1,039	583	456	2,415	763	574	537	541
Capital Intensity	14.1%	15.8%	12.5%	16.4%	20.1%	15.6%	14.8%	15.2%
Bell Aliant	222	127	95	543	144	140	144	115
Telesat	-	-	-	188	10	50	63	65
Total BCE Inc.	1,261	710	551	3,146	917	764	744	721
Capital Intensity	14.3%	16.1%	12.6%	17.7%	20.2%	17.0%	16.8%	16.5%

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 5

Bell Wireline (2)

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2008	2007	% change		2008	2007	% change
Bell Wireline
Local & access	845	918	(8.0%)		1,702	1,835	(7.2%)
Long distance	298	307	(2.9%)		596	617	(3.4%)
Data	900	867	3.8%		1,807	1,747	3.4%
Video	356	322	10.6%		712	636	11.9%
Equipment & other	153	184	(16.8%)		317	346	(8.4%)
Total external revenues	2,552	2,598	(1.8%)		5,134	5,181	(0.9%)
Inter-segment revenues	48	43	11.6%		95	85	11.8%
Total Bell Wireline operating revenue	2,600	2,641	(1.6%)		5,229	5,266	(0.7%)
Operating expenses	(1,637)	(1,641)	0.2%		(3,256)	(3,288)	1.0%
EBITDA	963	1,000	(3.7%)		1,973	1,978	(0.3%)
EBITDA Margin	37.0%	37.9%	(0.9	) pts	37.7%	37.6%	0.1	pts
Operating income	366	398	(8.0%)		545	821	(33.6%)
Capital expenditures	479	457	(4.8%)		868	857	(1.3%)
Capital intensity	18.4%	17.3%	(1.1	) pts	16.6%	16.3%	(0.3	) pts

Local
Network access services (NAS) (k)
Residential (A)	4,375	4,871	(10.2%)		4,375	4,871	(10.2%)
Business (B) (C)	3,233	3,653	(11.5%)		3,233	3,653	(11.5%)
Total	7,608	8,524	(10.7%)		7,608	8,524	(10.7%)
Network access service net activations/(losses) (k)
Residential	(125)	(159)	21.4%		(231)	(290)	20.3%
Business (B) (C)	(7)	45	n.m.		(20)	69	n.m.
Total	(132)	(114)	(15.8%)		(251)	(221)	(13.6%)
ADJUSTED (D)
Network access services (k)
Residential (D)	4,375	4,827	(9.4%)		4,375	4,827	(9.4%)
Business (D)	3,233	3,288	(1.7%)		3,233	3,288	(1.7%)
Total	7,608	8,115	(6.2%)		7,608	8,115	(6.2%)
Network access service net activations/(losses) (k)
Residential	(125)	(159)	21.4%		(231)	(290)	20.3%
Business (E)	(7)	(12)	41.7%		(20)	(34)	41.2%
Total	(132)	(171)	22.8%		(251)	(324)	22.5%
Long Distance (LD)
Conversation minutes (M)	2,985	3,249	(8.1%)		5,915	6,489	(8.8%)
Average revenue per minute ($)	0.089	0.088	1.1%		0.091	0.089	2.2%
ISP
High Speed Internet net activations (F) (k)	(1)	25	n.m.		9	66	(86.4%)
High Speed Internet subscribers EOP(G) (k)	2,013	1,946	3.4%		2,013	1,946	3.4%
Video (DTH and VDSL)
Video EBITDA	47	68	(30.9%)		124	123	0.8%
Net subscriber activations (k)	8	(7)	n.m.		9	(3)	n.m.
Total subscribers EOP (k)	1,831	1,817	0.8%		1,831	1,817	0.8%
ARPU (6) ($/month)	64	58	10.3%		65	58	12.1%
Churn (7) (%) (average per month)	1.1%	1.3%	0.2	pts	1.1%	1.2%	0.1	pts

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)

In Q1 2008, we adjusted our beginning-of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.

(C)	The Q3 2007 opening business network access services subscriber base was decreased by 58k to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(D)	NAS has been adjusted for 2007 to reflect notes A and B above.
(E)	NAS net activations/(losses) throughout 2007 have been adjusted to reflect note B above.
(F)	In Q4 2007, we reduced total net activations by 11k to correct for customer churn adjustments in the first three quarters of 2007.
(G)

The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4k and 11k respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 6

Bell Wireline - Historical Trend

	YTD			Total
($ millions, except where otherwise indicated) (unaudited)	2008	Q2 08	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07
Bell Wireline
Local & access	1,702	845	857	3,617	882	900	918	917
Long distance	596	298	298	1,219	296	306	307	310
Data	1,807	900	907	3,591	962	882	867	880
Video	712	356	356	1,317	351	330	322	314
Equipment & other	317	153	164	683	175	162	184	162
Total external revenues	5,134	2,552	2,582	10,427	2,666	2,580	2,598	2,583
Inter-segment revenues	95	48	47	180	47	48	43	42
Total Bell Wireline operating revenue	5,229	2,600	2,629	10,607	2,713	2,628	2,641	2,625
Operating expenses	(3,256)	(1,637)	(1,619)	(6,741)	(1,768)	(1,685)	(1,641)	(1,647)
EBITDA	1,973	963	1,010	3,866	945	943	1,000	978
EBITDA Margin	37.7%	37.0%	38.4%	36.4%	34.8%	35.9%	37.9%	37.3%
Operating income	545	366	179	1,439	269	349	398	423
Capital expenditures	868	479	389	1,960	620	483	457	400
Capital intensity	16.6%	18.4%	14.8%	18.5%	22.9%	18.4%	17.3%	15.2%
Local
Network access services (NAS) (k)
Residential (A)	4,375	4,375	4,500	4,650	4,650	4,767	4,871	5,030
Business (B) (C)	3,233	3,233	3,240	3,526	3,526	3,606	3,653	3,608
Total	7,608	7,608	7,740	8,176	8,176	8,373	8,524	8,638
Network access service net activations/(losses) (k)
Residential	(231)	(125)	(106)	(511)	(117)	(104)	(159)	(131)
Business (B) (C)	(20)	(7)	(13)	-	(80)	11	45	24
Total	(251)	(132)	(119)	(511)	(197)	(93)	(114)	(107)
ADJUSTED (D)
Network access services (k)
Residential (D)	4,375	4,375	4,500	4,606	4,606	4,723	4,827	4,986
Business (D)	3,233	3,233	3,240	3,253	3,253	3,275	3,288	3,300
Total	7,608	7,608	7,740	7,859	7,859	7,998	8,115	8,286
Network access service net activations/(losses) (k)
Residential	(231)	(125)	(106)	(511)	(117)	(104)	(159)	(131)
Business (E)	(20)	(7)	(13)	(69)	(22)	(13)	(12)	(22)
Total	(251)	(132)	(119)	(580)	(139)	(117)	(171)	(153)
Long Distance (LD)
Conversation minutes (M)	5,915	2,985	2,930	12,500	3,049	2,962	3,249	3,240
Average revenue per minute ($)	0.091	0.089	0.093	0.091	0.089	0.097	0.088	0.090
ISP
High Speed Internet net activations (F) (k)	9	(1)	10	124	29	29	25	41
High Speed Internet subscribers EOP (G) (k)	2,013	2,013	2,014	2,004	2,004	1,975	1,946	1,932
Video (DTH and VDSL)
Video EBITDA	124	47	77	265	77	65	68	55
Net subscriber activations (k)	9	8	1	2	2	3	(7)	4
Total subscribers EOP (k)	1,831	1,831	1,823	1,822	1,822	1,820	1,817	1,824
ARPU ($/month)	65	64	65	60	64	60	58	57
Churn (%) (average per month)	1.1%	1.1%	1.1%	1.2%	1.3%	1.3%	1.3%	1.1%

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)

In Q1 2008, we adjusted our beginning-of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.

(C)	The Q3 2007 opening business network access services subscriber base was decreased by 58k to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(D)	NAS has been adjusted for 2007 to reflect notes A and B above.
(E)	NAS net activations/(losses) throughout 2007 have been adjusted to reflect note B above.
(F)	In Q4 2007, we reduced total net activations by 11k to correct for customer churn adjustments in the first three quarters of 2007.
(G)

The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4k and 11k respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 7

Bell Wireless (2)

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2008	2007	% change		2008	2007	% change
Bell Wireless
Revenue
Network	1,006	923	9.0%		1,961	1,812	8.2%
Equipment	102	75	36.0%		176	132	33.3%
Total external Bell Wireless revenues	1,108	998	11.0%		2,137	1,944	9.9%
Inter-segment	13	15	(13.3%)		25	27	(7.4%)
Total Bell Wireless operating revenues	1,121	1,013	10.7%		2,162	1,971	9.7%
Operating expenses	(679)	(614)	(10.6%)		(1,310)	(1,169)	(12.1%)
EBITDA	442	399	10.8%		852	802	6.2%
EBITDA margin (Total revenues)	39.4%	39.4%	0.0	pt	39.4%	40.7%	(1.3	) pts
EBITDA margin (Network revenues)	43.9%	43.2%	0.7	pts	43.4%	44.3%	(0.9	) pts
Operating Income	316	288	9.7%		609	579	5.2%

Capital expenditures	104	80	(30.0%)		171	221	22.6%
Capital intensity	9.3%	7.9%	(1.4	) pts	7.9%	11.2%	3.3	pts

Wireless gross activations (A) (k)	391	389	0.5%		742	685	8.3%
Post-paid	253	228	11.0%		451	395	14.2%
Wireless net activations (A) (k)	83	63	31.7%		117	76	53.9%
Post-paid	111	43	n.m.		139	53	n.m.
Wireless subscribers EOP (A) (B) (C) (k)	6,332	5,884	7.6%		6,332	5,884	7.6%
Post-paid	4,595	4,297	6.9%		4,595	4,297	6.9%
Average revenue per unit (ARPU) (D) ($/month)	54	54	0.0%		53	53	0.0%
Pre-paid	17	17	0.0%		17	16	6.3%
Post-paid	66	65	1.5%		65	64	1.6%
Churn (%) (D) (average per month)	1.6%	1.8%	0.2	pts	1.6%	1.7%	0.1	pts
Pre-paid	3.0%	3.1%	0.1	pts	2.9%	3.0%	0.1	pts
Post-paid	1.1%	1.4%	0.3	pts	1.2%	1.3%	0.1	pts
Usage per subscriber (D) (min/month)	305	289	5.5%		293	277	5.8%
Cost of acquisition (COA) (D) (8) ($/sub)	417	442	5.7%		407	433	6.0%
Paging subscribers (k)	210	250	(16.0%)		210	250	(16.0%)
Paging average revenue per unit ($/month)	11	11	0.0%		11	11	0.0%

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)

The Q2 2008 beginning of period wireless subscriber base was decreased by 1k (postpaid increased by 6k while pre-paid decreased by 7k) as a result of the integration of Aliant Mobility’s billing system.

(D)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 8

Bell Wireless - Historical Trend

	YTD			Total
($ millions, except where otherwise indicated) (unaudited)	2008	Q2 08	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07
Bell Wireless
Revenue
Network	1,961	1,006	955	3,768	979	977	923	889
Equipment	176	102	74	332	112	88	75	57
Total external Bell Wireless revenues	2,137	1,108	1,029	4,100	1,091	1,065	998	946
Inter-segment	25	13	12	58	17	14	15	12
Total Bell Wireless operating revenues	2,162	1,121	1,041	4,158	1,108	1,079	1,013	958
Operating expenses	(1,310)	(679)	(631)	(2,518)	(717)	(632)	(614)	(555)
EBITDA	852	442	410	1,640	391	447	399	403
EBITDA margin (Total revenues)	39.4%	39.4%	39.4%	39.4%	35.3%	41.4%	39.4%	42.1%
EBITDA margin (Network revenues)	43.4%	43.9%	42.9%	43.5%	39.9%	45.8%	43.2%	45.3%
Operating Income	609	316	293	1,198	283	336	288	291

Capital expenditures	171	104	67	455	143	91	80	141
Capital intensity	7.9%	9.3%	6.4%	10.9%	12.9%	8.4%	7.9%	14.7%

Wireless gross activations (A) (k)	742	391	351	1,640	510	445	389	296
Post-paid	451	253	198	910	261	254	228	167
Wireless net activations (A) (k)	117	83	34	408	195	137	63	13
Post-paid	139	111	28	206	77	76	43	10
Wireless subscribers EOP (A) (B) (C) (k)	6,332	6,332	6,250	6,216	6,216	6,021	5,884	5,821
Post-paid	4,595	4,595	4,478	4,450	4,450	4,373	4,297	4,254
Average revenue per unit (ARPU) (D) ($/month)	53	54	52	54	55	56	54	52
Pre-paid	17	17	17	17	18	19	17	15
Post-paid	65	66	64	66	67	68	65	64
Churn (%) (D) (average per month)	1.6%	1.6%	1.6%	1.7%	1.7%	1.7%	1.8%	1.6%
Pre-paid	2.9%	3.0%	2.8%	2.8%	2.7%	2.7%	3.1%	2.9%
Post-paid	1.2%	1.1%	1.3%	1.3%	1.4%	1.4%	1.4%	1.2%
Usage per subscriber (D) (min/month)	293	305	281	288	299	297	289	266
Cost of acquisition (COA) (D) ($/sub)	407	417	396	404	392	371	442	420

Paging subscribers (k)	210	210	216	222	222	236	250	262
Paging average revenue per unit ($/month)	11	11	11	11	11	11	11	10

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)

The Q2 2008 beginning of period wireless subscriber base was decreased by 1k (postpaid increased by 6k while pre-paid decreased by 7k) as a result of the integration of Aliant Mobility’s billing system.

(D)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 9

     BCE Inc.
Net debt and other information (2)

BCE Inc. - Net debt and preferreds

At June 30, 2008	BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)
		Bell	Inter-segment
	Bell	Aliant	eliminations	BCE Inc.
Cash and cash equivalents	(2,672)	(9)	-	(2,681)
Debt due within one year	1,055	239	-	1,294
Long-term debt	7,381	2,555	-	9,936
Net debt	5,764	2,785	-	8,549
Preferred shares - BCE	2,770	-	-	2,770
Net debt and preferreds	8,534	2,785	-	11,319
Bell - Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	June 30	March 31	Dec. 31
	2008	2008	2007
Net Debt
Long-term debt	7,381	8,116	8,116
Debt due within one year	1,055	393	440
Less: Cash and cash equivalents	(2,672)	(2,471)	(2,608)
Total Net Debt	5,764	6,038	5,948
Non-controlling interest	80	65	64
Total shareholders’ equity	19,948	19,639	19,606
Total Capitalization	25,792	25,742	25,618

Net Debt: Total Capitalization	22.3%	23.5%	23.2%
Net Debt: Trailing 12 month EBITDA	1.04	1.09	1.08
EBITDA: Interest (trailing 12 month)	8.31	7.94	7.65
BCE Inc. - Cash Flow Information
(unaudited)	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated)	2008	2007	$ change	% change	2008	2007	$ change	% change

Free Cash Flow (FCF) (3)
Cash from operating activities	1,188	967	221	22.9%	1,898	1,620	278	17.2%
Capital expenditures	(583)	(537)	(46)	(8.6%)	(1,039)	(1,078)	39	3.6%
Dividends and distributions	(326)	(339)	13	3.8%	(654)	(653)	(1)	(0.2%)
Other investing activities	2	(2)	4	n.m.	3	(1)	4	n.m.
BELL FCF	281	89	192	n.m.	208	(112)	320	n.m.
Bell Aliant FCF	129	182	(53)	(29.1%)	125	232	(107)	(46.1%)
Telesat FCF	-	(5)	5	n.m.	-	(2)	2	n.m.
Inter-segment eliminations	-	(29)	29	n.m.	-	(41)	41	n.m.
Total BCE FCF	410	237	173	73.0%	333	77	256	n.m.

BCE Inc. - Cash Flow Information - Historical Trend
(unaudited)	YTD	Q2	Q1	Total
($ millions, except where otherwise indicated)	2008	2008	2008	2007	Q4 07	Q3 07	Q2 07	Q1 07
Free Cash Flow (FCF)
Cash from operating activities	1,898	1,188	710	4,205	1,357	1,228	967	653
Capital expenditures	(1,039)	(583)	(456)	(2,415)	(763)	(574)	(537)	(541)
Dividends and distributions	(654)	(326)	(328)	(1,306)	(327)	(326)	(339)	(314)
Other investing activities	3	2	1	11	7	5	(2)	1
BELL FCF	208	281	(73)	495	274	333	89	(201)
Bell Aliant FCF	125	129	(4)	399	104	63	182	50
Telesat FCF	-	-	-	51	22	31	(5)	3
Inter-segment eliminations	-	-	-	(53)	(7)	(5)	(29)	(12)
Total BCE FCF	333	410	(77)	892	393	422	237	(160)

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 10

BCE Inc.
Consolidated Balance Sheet Data

	June 30	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2008	2008	2007
ASSETS
Current assets
Cash and cash equivalents	2,681	2,481	2,656
Accounts receivable	1,980	1,998	1,927
Future income taxes	51	95	71
Inventory	342	279	264
Prepaid and other expenses	440	438	277
Current assets of discontinued operations	11	16	17
Total current assets	5,505	5,307	5,212
Capital assets
Property, plant and equipment	18,357	18,384	18,597
Finite-life intangible assets	2,658	2,663	2,480
Indefinite-life intangible assets	2,954	2,954	2,913
Total capital assets	23,969	24,001	23,990
Other long-term assets	2,734	2,898	2,952
Goodwill	5,728	5,698	5,865
Non-current assets of discontinued operations	40	62	62
Total assets	37,976	37,966	38,081
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	2,929	2,762	3,278
Interest payable	139	172	145
Dividends payable	43	337	337
Debt due within one year	1,294	737	717
Current liabilities of discontinued operations	12	12	15
Total current liabilities	4,417	4,020	4,492
Long-term debt	9,936	10,622	10,621
Other long-term liabilities	4,963	4,988	4,632
Non-current liabilities of discontinued operations	1	1	1
Total liabilities	19,317	19,631	19,746
Non-controlling interest	1,103	1,087	1,103
SHAREHOLDERS’ EQUITY
Preferred shares	2,770	2,770	2,770
Common shareholders’ equity
Common shares	13,553	13,537	13,536
Contributed surplus	2,538	2,538	2,537
Accumulated other comprehensive income	48	118	68
Deficit	(1,353)	(1,715)	(1,679)
Total common shareholders’ equity	14,786	14,478	14,462
Total shareholders’ equity	17,556	17,248	17,232
Total liabilities and shareholders’ equity	37,976	37,966	38,081
Number of common shares outstanding	805.8	805.3	805.3

Total Net Debt	8,549	8,878	8,682
Total Capitalization	27,208	27,213	27,017

Key ratios
Net debt : Total Capitalization	31.4%	32.6%	32.1%
Net debt : Trailing 12 month EBITDA	1.23	1.27	1.24
EBITDA : Interest (trailing 12 month)	8.53	8.30	8.13

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 11

BCE Inc.
Consolidated Cash Flow Data

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2008	2007	$ change		2008	2007	$ change
Cash flows from operating activities
Net earnings	392	700	(308)		681	1,229	(548)
less: (Losses) earnings from discontinued operations, net of tax	(19)	135	(154)		(20)	135	(155)
Earnings from continuing operations	411	565	(154)		701	1,094	(393)
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	788	805	(17)		1,606	1,591	15
Net benefit plans cost	70	98	(28)		141	200	(59)
Restructuring and other	71	71	-		354	107	247
Losses (gains) on investments	-	2	(2)		2	(119)	121
Future income taxes	92	(110)	202		25	1	24
Non-controlling interest	88	87	1		162	183	(21)
Contributions to employee pension plans	(48)	(79)	31		(92)	(187)	95
Other employee future benefit plan payments	(24)	(24)	-		(47)	(48)	1
Payments of restructuring and other	(29)	(19)	(10)		(53)	(71)	18
Operating assets and liabilities	115	17	98		(374)	(373)	(1)
	1,534	1,413	121		2,425	2,378	47
Capital expenditures	(710)	(744)	34		(1,261)	(1,465)	204
Other investing activities	3	-	3		5	2	3
Cash dividends paid on preferred shares	(32)	(33)	1		(67)	(56)	(11)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(92)	(109)	17		(182)	(222)	40
Free Cash Flow from operations, before common dividends	703	527	176		920	637	283
Cash dividends paid on common shares	(293)	(290)	(3)		(587)	(560)	(27)
Free Cash Flow from operations, after common dividends	410	237	173		333	77	256
Business acquisitions	(24)	(2)	(22)		(55)	(149)	94
Business dispositions	-	-	-		(10)	-	(10)
Bell Aliant	-	(3)	3		-	(7)	7
Going-private costs	(8)	-	(8)		(17)	-	(17)
Increase in investments	(2)	(3)	1		(4)	(16)	12
Decrease in investments	1	6	(5)		1	13	(12)
Free Cash Flow after investments and divestitures	377	235	142		248	(82)	330
Other financing activities
(Decrease) increase in notes payable and bank advances	(50)	508	(558)		15	823	(808)
Issue of long-term debt	50	30	20		50	1,055	(1,005)
Repayment of long-term debt	(182)	(837)	655		(284)	(2,012)	1,728
Issue of common shares	15	118	(103)		16	132	(116)
Repurchase of common shares	-	(4)	4		-	(227)	227
Redemption of equity securities by subsidiaries from non-controlling interest	-	(138)	138		-	(212)	212
Other financing activities	(10)	(8)	(2)		(21)	(48)	27
	(177)	(331)	154		(224)	(489)	265
Cash flows from (used in) continuing operations	200	(96)	296		24	(571)	595
Cash flows (used in) from discontinued operations activities	-	(5)	5		1	(1)	2
Cash flows from (used in) discontinued investing activities	-	352	(352)		(1)	350	(351)
Cash flows from discontinued financing activities	-	3	(3)		-	6	(6)
Net increase (decrease) in cash and cash equivalents	200	254	(54)		24	(216)	240
Cash and cash equivalents at beginning of period	2,482	111	2,371		2,658	581	2,077
Cash and cash equivalents at end of period	2,682	365	2,317		2,682	365	2,317
Consists of:
Cash and cash equivalents of continuing operations	2,681	362	2,319		2,681	362	2,319
Cash and cash equivalents of discontinued operations	1	3	(2)		1	3	(2)
Total	2,682	365	2,317		2,682	365	2,317

Other information
Cash flow per share (9)	$1.03	$0.83	$0.20		$1.45	$1.13	$0.32
Annualized cash flow yield (10)	9.8%	6.5%	3.3	pts	6.4%	3.9%	2.5	pts
Common dividend payout (11)	0.0%	65.2%	(65.2	) pts	33.2%	67.6%	(34.4	) pts

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 12

BCE Inc.
Consolidated Cash Flow Data - Historical Trend

	YTD 2008			Total 2007
($ millions, except where otherwise indicated) (unaudited)		Q2 08	Q1 08		Q4 07	Q3 07	Q2 07	Q1 07
Cash flows from operating activities
Net earnings	681	392	289	4,057	2,388	440	700	529
less: (Losses) earnings from discontinued operations, net of tax	(20)	(19)	(1)	110	(20)	(5)	135	-
Earnings from continuing operations	701	411	290	3,947	2,408	445	565	529
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	1,606	788	818	3,186	783	812	805	786
Net benefit plans cost	141	70	71	410	113	97	98	102
Restructuring and other	354	71	283	331	146	78	71	36
Losses (gains) on investments	2	-	2	(2,414)	(2,289)	(6)	2	(121)
Future income taxes	25	92	(67)	411	195	215	(110)	111
Non-controlling interest	162	88	74	333	66	84	87	96
Contributions to employee pension plans	(92)	(48)	(44)	(265)	(36)	(42)	(79)	(108)
Other employee future benefit plan payments	(47)	(24)	(23)	(96)	(25)	(23)	(24)	(24)
Payments of restructuring and other	(53)	(29)	(24)	(118)	(27)	(20)	(19)	(52)
Operating assets and liabilities	(374)	115	(489)	(25)	385	(37)	17	(390)
	2,425	1,534	891	5,700	1,719	1,603	1,413	965
Capital expenditures	(1,261)	(710)	(551)	(3,146)	(917)	(764)	(744)	(721)
Other investing activities	5	3	2	13	7	4	-	2
Cash dividends paid on preferred shares	(67)	(32)	(35)	(124)	(34)	(34)	(33)	(23)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(182)	(92)	(90)	(404)	(88)	(94)	(109)	(113)
Free Cash Flow from operations, before common dividends	920	703	217	2,039	687	715	527	110
Cash dividends paid on common shares	(587)	(293)	(294)	(1,147)	(294)	(293)	(290)	(270)
Free Cash Flow from (used in) operations, after common dividends	333	410	(77)	892	393	422	237	(160)
Business acquisitions	(55)	(24)	(31)	(163)	-	(14)	(2)	(147)
Business dispositions	(10)	-	(10)	3,123	3,123	-	-	-
Bell Aliant	-	-	-	(7)	-	-	(3)	(4)
Going-private costs	(17)	(8)	(9)	(49)	(13)	(36)	-	-
Increase in investments	(4)	(2)	(2)	(27)	(6)	(5)	(3)	(13)
Decrease in investments	1	1	-	192	129	50	6	7
Free Cash Flow after investments and divestitures	248	377	(129)	3,961	3,626	417	235	(317)
Other financing activities
Increase (decrease) in notes payable and bank advances	15	(50)	65	211	(267)	(345)	508	315
Issue of long-term debt	50	50	-	1,071	-	16	30	1,025
Repayment of long-term debt	(284)	(182)	(102)	(3,048)	(947)	(89)	(837)	(1,175)
Issue of common shares	16	15	1	153	5	16	118	14
Repurchase of common shares	-	-	-	(227)	-	-	(4)	(223)
Redemption of equity securities by subsidiaries from non-controlling interest	-	-	-	(333)	(4)	(117)	(138)	(74)
Other financing activities	(21)	(10)	(11)	(66)	(13)	(5)	(8)	(40)
	(224)	(177)	(47)	(2,239)	(1,226)	(524)	(331)	(158)
Cash flows from (used in) continuing operations	24	200	(176)	1,722	2,400	(107)	(96)	(475)
Cash flows from (used in) discontinued operations activities	1	-	1	(9)	(5)	(3)	(5)	4
Cash flows (used in) from discontinued investing activities	(1)	-	(1)	348	(3)	1	352	(2)
Cash flows from discontinued financing activities	-	-	-	16	7	3	3	3
Net increase (decrease) in cash and cash equivalents	24	200	(176)	2,077	2,399	(106)	254	(470)
Cash and cash equivalents at beginning of period	2,658	2,482	2,658	581	259	365	111	581
Cash and cash equivalents at end of period	2,682	2,682	2,482	2,658	2,658	259	365	111
Consists of:
Cash and cash equivalents of continuing operations	2,681	2,681	2,481	2,656	2,656	257	362	103
Cash and cash equivalents of discontinued operations	1	1	1	2	2	2	3	8
Total	2,682	2,682	2,482	2,658	2,658	259	365	111

Other information
Cash flow per share	$1.45	$1.03	$0.42	$3.17	$1.00	$1.04	$0.83	$0.30
Annualized cash flow yield	6.4%	9.8%	3.1%	6.4%	8.6%	8.9%	6.5%	1.7%
Common dividend payout	33.2%	0.0%	64.0%	62.4%	50.7%	67.6%	65.2%	70.2%

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 13

Accompanying Notes

(1)

Throughout this report, BCE means BCE Inc., its subsidiaries and joint ventures; Bell means our Bell Wireline and Bell Wireless segments on an aggregate basis; and Bell Aliant means Bell Aliant Regional Communications Income Fund and its affiliated entities. We have reclassified some of the amounts for the previous periods in the consolidated financial statements to make them consistent with the presentation for the current period. We have restated financial information for the previous periods to reflect our decisions in 2008 to cease operations and to sell certain of our businesses. They are now shown as discontinued operations. Telesat Canada (Telesat) was sold on October 31, 2007 and we have continuing commercial arrangements between Telesat and Bell Express Vu Limited Partnership (Bell Express Vu) that provide Bell ExpressVu continued access to current and expanded satellite capacity. As a result of these arrangements, we have not accounted for Telesat as a discontinued operation.

(2)

We report our results of operations in four segments: Bell Wireline, Bell Wireless, Bell Aliant and Telesat. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance. Accordingly, we operate and manage our reportable segments as strategic business units organized by products and services.

(3)

Non-GAAP Financial Measures

EBITDA

The term EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies.

We define EBITDA as operating revenues less cost of revenue, selling, general and administrative expenses and net benefit plans costs, meaning it represents operating income before depreciation, amortization of intangible assets and restructuring and other.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of depreciation, amortization of intangible assets and restructuring and other. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. We exclude depreciation and amortization of intangible assets because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other does not imply they are non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Earnings per share (EPS) before restructuring and other and net gains on investments
The term EPS before restructuring and other and net gains on investments does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other and net gains on investments among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other and net gains on investments. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 14

Accompanying Notes (continued)

FREE CASH FLOW
We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues
(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues
(6)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.
(7)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.
(8)

Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

(9)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding
(10)

Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends
Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(11)	Common dividend payout is calculated as follows: Dividends per common share EPS before restructuring and other and net gains on investments

BCE Inc. Supplementary Financial Information – Second Quarter 2008  Page 15